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                                                                     EXHIBIT r.1

                  PA FUND MANAGEMENT SPONSORED CLOSED-END FUNDS
                   (each a "Fund" and, together, the "Funds")

                                 CODE OF ETHICS

                            Effective January 7, 2005

================================================================================

                                  INTRODUCTION

                                 Fiduciary Duty

        This Code of Ethics is based on the principle that you, as a trustee or director (Trustee) or officer of one or more Funds, owe a fiduciary duty to the shareholders (the Shareholders) of the Fund. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders. This Code of Ethics applies separately to the Trustees and officers of each Fund, and shall be interpreted accordingly.

        At all times, you must:

        1. Place the interests of our Shareholders first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders. You may not cause the Fund to take action, or not to take action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused the Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for the Fund without first considering the Security as an investment for the Fund.

        2. Conduct all of your personal Securities transactions in full compliance with this Code. The Fund encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

        3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Fund, any Shareholder or any affiliate could call into question the independence of your business judgment. Accordingly, you must comply

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                with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

                                   Application

        Certain of the officers and Trustees of the Fund are officers of PA Fund Management LLC (PAFM), the Fund's investment adviser, Pacific Investment Management Company LLC (PIMCO), the portfolio manager of each Fund other than Nicholas-Applegate Convertible & Income Fund and Nicholas-Applegate Convertible & Income Fund II (NACM-Managed Funds) and Municipal Advantage Fund Inc., Nicholas-Applegate Capital Management LLC (NACM), the portfolio manager of the NACM-Managed Funds, OpCap Advisors LLC (OpCap), the portfolio manager for Municipal Advantage Fund Inc., and/or PA Distributors LLC (PAD), a broker-dealer that is a wholly-owned subsidiary of PAFM. Subject to the oversight of PAFM, NACM or PIMCO or OpCap, as the case may be, reviews and determines investment policies for the Funds it manages and manages the day-to-day investment affairs of such Funds, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. PAFM, PIMCO, NACM, OpCap and PAD each has its own Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the Act). The Codes of Ethics of PAFM and PIMCO have been or will be approved by the Trustees of each Fund managed by PIMCO, the Codes of Ethics of PAFM and NACM have been or will be approved by the Trustees of each NACM-Managed Fund, and the Codes of Ethics of PAFM and OpCap have been or will be approved by the directors of Municipal Advantage Fund Inc., including a majority of the independent Trustees (as defined in Appendix VI). Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of PAFM or PIMCO or NACM or OpCap, and who complies with such Code, shall not be subject to the provisions of this Code. The Code of Ethics of PAD is attached to this Code as Appendix VII and its provisions are incorporated herein. Any Trustee or officer of the Fund or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of PAD, and who complies with such Code, shall be subject to the provisions of the Code of Ethics of PAD incorporated herein, and not to any other provisions of this Code.

                                   Appendices

        The following appendices are attached to this Code and are a part of this Code:

          I.    Form for Preclearance of Securities transactions.

         II. Form for Initial and Annual Report of Personal Securities holdings.

        III. Form for report of Personal Securities Transactions/Brokerage Accounts Report.

         IV.    Form for Acknowledgment of Receipt of this Code.

          V.    Form for Annual Certification of Compliance with this Code.

         VI.    Definitions.

        VII.    Code of Ethics of PA Distributors LLC.

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                                    Questions

        Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr., Francis C. Poli and Deborah Brennan. The Compliance Committee is comprised of the Compliance Officers and one or more other officers.

                        PERSONAL SECURITIES TRANSACTIONS

                               Trading in General

        You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

        Securities

        The following are Securities:

        Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

        The following are not Securities:

        Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures/1/ and futures and options on any group or index of Securities (as defined in the Act) are Securities.

        Purchase or Sale of a Security

        The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

        Exempt Securities

        The following are Exempt Securities:

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/1/  A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

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        1.      Direct obligations of the Government of the United States.

        2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

        3.      Shares of registered open-end investment companies.

        Beneficial Ownership

        The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the Exchange
Act), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

        You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

        You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

        The following are examples of an indirect Pecuniary Interest in
Securities:

        1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

        2. Your interest as a general partner in Securities held by a general or limited partnership.

        3. Your interest as a manager-member in the Securities held by a limited liability company.

        You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

        The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

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        1.      Your ownership of Securities as a Trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

        2.      Your ownership of a vested beneficial interest in a trust.

        3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

        Exempt Transactions

        The following are Exempt Transactions:

        1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

        2. Purchases of Securities under programs (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation ("Automatic Investment Plans").

        3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

        4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

        5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

        6. Any transaction in Securities (other than Exempt Securities) by a Trustee of the Fund who is not an interested person (as defined in Appendix VI) of the Fund within the meaning of
                Section 2(a)19 of the Act, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities

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                were purchased or sold, or considered for purchase or sale, on behalf of the Fund.

        7. Transactions in Securities traded within the preceding fifteen days for the Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

        8. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Act. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

        9. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

        Additional Exempt Transactions

        The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

        10. Purchases or sales of Securities which are not eligible for purchase or sale by the Fund.

        11. Except for Designated Equity Securities, all equity Securities or options, warrants or other rights to equity Securities.

                A Designated Equity Security means any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification that said Security is being considered for purchase or sale by or on behalf of the Fund.

        12. If you are not an Investment Person (as defined in Appendix VI), short sales of any Securities otherwise permitted hereunder or puts, calls, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

                                     CAUTION

        The transactions that are classified as exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

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        Circumstances Requiring Preclearance

        If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under Preclearance Procedures.

        The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

        Preclearance Procedures

        If a Securities transaction requires preclearance:

        1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of the Fund in the same Security or an equivalent Security or if you knew or should have known that the Fund would be trading in that security or an equivalent Security on the same day.

                An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or
                (iii) a Security otherwise representing an interest in or based on the value of the given Security.

        2. The Securities may not be purchased or sold during the period which begins three days before and ends three days after the day on which the Fund trades in the same Security, or an equivalent Security; except that you may, if you preclear the transaction,
                (i) trade same way to the Fund after its trading is completed or
                (ii) trade opposite way to the Fund before its trading is commenced.

                If you preclear a Securities transaction and trade same way to the Fund before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Fund would be trading in that Security or an equivalent Security within three days after your trade.

        3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.

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                            Initial Public Offerings

        If you are an Investment Person of the Fund, its investment adviser or any sub-adviser, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

        For the purposes hereof, Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the Securities Act), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

                               Private Placements

        If you are an Investment Person of the Fund, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for the Fund, and that the opportunity to invest has not been offered to you by virtue of your position.

        For the purposes hereof, Private Placement means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

        If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by the Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

                           Short-Term Trading Profits

        If you are an Investment Person of the Fund, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

        You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

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                                    Reporting

        Use of Broker-Dealers

        Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

        Reporting of Transactions and Brokerage Accounts

        Unless you are an independent Trustee, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 30 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix III) to a Compliance Officer hereunder, within [10] days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

        The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix III. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 30 days of the end of each calendar quarter.

        You are not required to make quarterly transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan.

        Initial and Annual Reports

        Unless you are an independent Trustee of the Fund, or you report separately under the Code of Ethics of PAFM, PAD, PIMCO or NACM (as discussed above in the "Introduction-Application" section), you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming subject to this Code of Ethics, and annually thereafter. The form for this purpose is attached to this Code as Appendix II. The information provided in the initial report and annual report must be current as of a date no more than 45 days prior to the date you become subject to this Code of Ethics or the date you submit the report, respectively.

        Independent Trustees

        If you are an independent Trustee, you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the

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Fund. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

        Disclaimer

        Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

                                      Gifts

        You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              Service as a Director

        Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Fund. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                             Certificate of Receipt

        You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

                            Certificate of Compliance

        Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

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                                Remedial Actions

        If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                               Reports to Trustees

        Reports of Material Remedial Action

        The Trustees of the Funds will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

        Annual Reports

        Management of the Fund, the investment adviser, each sub-adviser, and the principal underwriter (if any) of the Fund will report in writing annually to the Trustees of the Fund with regard to efforts to ensure compliance by the officers and employees of PAFM and PIMCO or NACM, as applicable, with their fiduciary obligations to their advisory clients.

        The annual report will, at a minimum:

        1. Describe any issues arising under the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

        2. Certify that the Fund, investment adviser, each sub-adviser, or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent access persons (as such term is defined in Rule 17j-1 under the Act) from violating the Code.

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                                                                      Appendix I

                         _________________________ FUND

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

================================================================================

(1)     Name of employee requesting authorization: _________________________

(2)     If different from #1, name of the account
        where the trade will occur:                _________________________

(3)     Relationship of (2) to (1):                _________________________

(4)     Name of firm at which the account is held: _________________________

(5)     Name of Security and call symbol:          _________________________

(6)     Maximum number of shares or units to be
        purchased or sold or amount of bond:       _________________________

(7)     Check those that are applicable:

        ___ Purchase ___ Sale ___ Market Order ___ Limit Order (Price of Limit
        Order: _____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                   Column I        Column II
                                                   --------        ---------

(8)     Do you possess material nonpublic
        information regarding the security or the
        issuer of the security?/1/                   ___ Yes         ___ No

(9)     To your knowledge, are the securities or
        "equivalent securities" subject to a
        pending buy or sell order by the Fund?       ___ Yes         ___ No

(10)    To your knowledge, are there any
        outstanding purchase or sell orders for
        this security or any equivalent security
        by the Fund?                                 ___ Yes         ___ No

(11)    To your knowledge, are the securities or
        equivalent securities being considered for
        purchase or sale by the Fund?                ___ Yes         ___ No

----------
/1/ Please note that employees and Trustees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

PFRIF
Preclearance Securities
Transaction Form
Page 2

                                                   Column I        Column II
                                                   --------        ---------

(12)    If you are an investment person, are the
        securities being acquired in an initial
        public offering?/2/                          ___ Yes         ___ No

(13)    If you are an investment person, are the
        securities being acquired in a private
        placement?/2/                                ___ Yes         ___ No

(14)    Has the Fund purchased or sold these
        securities or equivalent securities
        within the past three calendar days or do
        you expect the Fund to purchase or sell
        these securities or equivalent securities
        within seven calendar days of your
        purchase or sale?                            ___Yes          ___No

I have read the Code of Ethics for the Fund dated January 7, 2005, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

                                                   ----------------------------
                                                        Employee Signature


                                                   ----------------------------
                                                        Print Name


                                                   ----------------------------
                                                        Date Submitted

Authorized by:
                -------------------
Date:
                -------------------

----------
/2/ Please see a Compliance Officer if you are not sure whether you are an Investment Person.

                                                                     Appendix II

                           ______________________ FUND

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

        In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)     Name of employee:                          ____________________________

(2)     If different than #1, name of the person
        in whose name the account is held:         ____________________________

(3)     Relationship of (2) to (1):                ____________________________

(4)     Broker(s) at which Account is Maintained:  ____________________________

                                                   ____________________________

                                                   ____________________________

                                                   ____________________________

(5)     Account Number(s):                         ____________________________

                                                   ____________________________

                                                   ____________________________

                                                   ____________________________

(6)     Telephone number(s) of Broker:             ____________________________

                                                   ____________________________

                                                   ____________________________

                                                   ____________________________

PFRIF
Initial and Annual Report
Personal Securities Holdings
Page 2

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 45 days before this report is submitted (or, in the case of an initial report, as of a date no more than 45 days before becoming subject to the Code of Ethics). If you own Securities that are not listed in an attached account statement, list them below:

         Name of Security     Quantity        Value           Custodian

1.      __________________   ___________   ___________   ___________________

2.      __________________   ___________   ___________   ___________________

3.      __________________   ___________   ___________   ___________________

4.      __________________   ___________   ___________   ___________________

5.      __________________   ___________   ___________   ___________________

(Attach separate sheet if necessary.)

        I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                                   -------------------------
                                                   Employee Signature


                                                   -------------------------
                                                   Print Name

Dated:
        -------------------

                                                                    Appendix III

____________________ FUND

Personal Securities Transactions/Brokerage
 Account Report                               Quarter Ended: ______________

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 30 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within [10] days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

--------------------------------------------------------------------------------
     Name               Broker          Account Number      Date Account Opened
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

-------------------------------------------------------------------------------------------------------------------
Security's Name*     Transaction Date     Buy or Sell?     No. of Shares     Price Per Share     Broker's Name
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

*    Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Fund's Code of Ethics).

Print Name: ______________     Signature: ______________    Date: _____________

Return to: N.B. Schott, Jr. - PA Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902

                                                          Appendix III (cont'd.)

Exempt Securities include:

1.      Direct obligations issued by the Government of the United States.

2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

3.      Shares of registered open-end investment companies.

Exempt Transactions include:

1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control.

2.      Purchases of Securities under Automatic Investment Plans.

3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata.

4. Acquisition or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

5. Subject to the restrictions on participation in private placements set forth in the Code of Ethics under Private Placements, acquisitions or disposition of Securities of a private issuer.

6. Subject to the provisions set forth in the Code of Ethics under Exempt Transactions, any transaction in Securities (other than Exempt Securities) by a Trustee of a Fund who is not an "interested person" of a Fund.

7. Classes of transactions as may be exempted from time to time by the Compliance Committee.

Please review the Fund's Code of Ethics for further details on Beneficial Ownership of Securities and other exemptions. If you have additional questions, please contact your Compliance Officer.

                                                                     Appendix IV

                           _____________________ FUND

                          ACKNOWLEDGMENT CERTIFICATION

        I hereby certify that I have read and understand the Code of Ethics of ______________ Fund dated January 7, 2005. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date:
      ----------------------                       -------------------------
                                                   Signature


                                                   -------------------------
                                                   Print Name

                                                                      Appendix V

                          _______________________ FUND

                       ANNUAL CERTIFICATION OF COMPLIANCE

        I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date:
      ----------------------                       -------------------------
                                                   Signature


                                                   -------------------------
                                                   Print Name

                                                                     Appendix VI

                                   DEFINITIONS

1. For the purposes hereof, "Investment Person" with respect to the Fund means:

        (i) any employee of such Fund or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Fund or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by such Fund, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

        (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) such Fund or investment adviser or sub-adviser and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund.

                                     * * *

2. For the purposes hereof, "Disinterested Trustee" or "independent Trustee" with respect to the Fund means a trustee or director, as the case may be, who is not an "interested person" (as defined by Section 2(a)(19) of the Act, which definition is set forth below) of such Fund and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a trustee or director of such Fund.

                                     * * *

3.      "Interested person" of another person means--

        A.      when used with respect to an investment company--

                  i.    any affiliated person of such company,

                 ii. any member of the immediate family of any natural person who is an affiliated person of such company,

                iii. any interested person of any investment adviser of or principal underwriter for such company,

                 iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

                  v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has

Appendix VI
Definitions
Page 2

                        executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

                        I.      the investment company;

                        II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                        III. any account over which the investment company's investment adviser has brokerage placement discretion,

                vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

                        I.      the investment company;

                        II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                        III. any account for which the investment company's investment adviser has borrowing authority,

                vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

        Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

        B. when used with respect to an investment adviser of or principal underwriter for any investment company--

                i. any affiliated person of such investment adviser or principal underwriter,

                ii. any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

Appendix VI
Definitions
Page 3

                iii. any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

                iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

                v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

                        I. any investment company for which the investment adviser or principal underwriter serves as such;

                        II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

                        III. any account over which the investment adviser has brokerage placement discretion,

                vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

                        I. any investment company for which the investment adviser or principal underwriter serves as such;

                        II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

                        III. any account for which the investment adviser has borrowing authority,

                vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with

Appendix VI
Definitions
Page 4

                        the principal executive officer or any controlling person of such investment adviser or principal underwriter.

        For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or
(B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or
(B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

                                                                    Appendix VII

                      Code of Ethics of PA Distributors LLC

                               PA DISTRIBUTORS LLC

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

                              Dated January 1, 2005

================================================================================

                                  INTRODUCTION

                                 Fiduciary Duty

        This Code of Ethics is based on the principle that you, as an officer or employee of PA Distributors LLC ("PAD"), owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the Advisory Clients) for which PAD serves as an underwriter or fiduciary. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

        At all times, you must:

        1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an Investment Person (as defined in Appendix VII hereto), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

        2. Conduct all of your personal Securities transactions in full compliance with this Code and the Allianz Global Investors of America L.P. ("Allianz") Insider Trading Policy. PAD encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance

Appendix VI
Definitions
Page 6

                of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the Allianz Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.

        3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with PAD directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

        Appendices

        The following appendices are attached to this Code and are a part of this Code:

        I.      The Allianz Insider Trading Policy and Procedures.

        II.     Form for Preclearance of Securities Transactions.

        III.    Form for Initial and Annual Report of Personal Securities
                Holdings.

        IV.     Form for Personal Securities Transactions/Brokerage Account
                Reports.

        V.      Form for Acknowledgment of Receipt of this Code.

        VI.     Form for Annual Certification of Compliance with this Code.

        VII.    Definition [of "Investment Person"].

        VIII.   Allianz Privacy Policy.

        Questions

        Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr., Richard H. Kirk and Deborah P. Brennan. The Compliance Committee is comprised of the Compliance Officers and E. Blake Moore, Jr.

Appendix VI
Definitions
Page 7

                        PERSONAL SECURITIES TRANSACTIONS

                               Trading in General

        You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

        Securities

        The following are Securities:

        Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, any shares in the PIMCO Fund complex or other mutual funds advised or sub-advised by Allianz or an affiliate of Allianz (collectively, "Mutual Funds")/1/ in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

        The following are not Securities:

        Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures/2/ and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940) are Securities.

        Purchase or Sale of a Security

        The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

        Exempt Securities

        The following are Exempt Securities:

----------
/1/ This includes all securities in which an employee has a beneficial interest that are issued by registered US mutual funds and offshore mutual funds, but not securities issued by money market funds.

/2/ A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

Appendix VI
Definitions
Page 8

        1.      Direct obligations of the Government of the United States.

        2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

        3. Shares of non-proprietary registered open-end investment companies that are not advised or sub-advised by Allianz or an affiliate of Allianz.

        Beneficial Ownership

        The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

        You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

        You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

        The following are examples of an indirect Pecuniary Interest in
Securities:

        1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

        2. Your interest as a general partner in Securities held by a general or limited partnership.

        3. Your interest as a manager-member in the Securities held by a limited liability company.

Appendix VI
Definitions
Page 9

        You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

        The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

        1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

        2.      Your ownership of a vested beneficial interest in a trust.

        3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

        Exempt Transactions

        The following are Exempt Transactions:

        1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

        2.      Purchases of Securities under dividend reinvestment plans.

        3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

        4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

        5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose

Appendix VI
Definitions
Page 10

                equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

        6. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

        7. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

        Additional Exempt Transactions

        The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

        8. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

        9. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

        10. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

                A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.

        11.     Purchases or sales of large-cap issuers.

                A large-cap issuer is an issuer with a total market capitalization in excess of $1 billion and an average daily trading volume during the preceding three calendar months, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

                Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security was issued by a large-cap issuer, contact a Compliance Officer.

        12. Purchases or sales of up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

Appendix VI
Definitions
Page 11

        13. Purchases or sales of exchange-traded options on broadly based indices and units and/or exchange-traded trusts representing a group, or a basket, of securities (e.g., HHH, QQQ, SPY).

        14. Any purchase or sales of shares of registered closed-end investment companies other than closed-end investment companies advised or sub-advised by Allianz or an affiliate of Allianz.

        15. If you are not an Investment Person, short sales of any Securities otherwise permitted hereunder or puts, calls, straddles, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

        16. Any purchase or sale of a security or interest issued by or in connection with a "Qualified Tuition Program" under Section 529 of the Internal Revenue Code of 1986, as amended.

                                     CAUTION

        The qualified foreign governments, large-cap issuers and broadly-based indices that are exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

        Circumstances Requiring Preclearance

        If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) only in compliance with the procedures set forth below under Preclearance Procedures.

        The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

        Preclearance Procedures

        If a Securities transaction requires preclearance:

        1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of an Advisory Client in the same Security or an equivalent Security or if you knew or should have known that an Advisory Client would be trading in that security or an equivalent Security on the same day.

                An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security,

Appendix VI
Definitions
Page 12

                or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

        2. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix II.

        Trading Restrictions in Open-End Mutual Funds

        (i) Excessive Trading

        Excessive trading in registered open-end investment companies is strictly prohibited. No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and/or statement of additional information.

        (ii) Trading in Mutual Funds where Allianz is the Adviser or Sub-Adviser

        Employees may not purchase and sell, or sell and purchase the same Mutual Fund, in any 30-day period, regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has beneficial interest.

                i. This prohibition will not apply, however, with respect to purchases made pursuant to an automatic payroll investment feature in a deferred compensation, 401(k) or retirement plan (e.g., purchases of mutual fund shares every pay period in an employee's 401(k) plan). In order to rely on this exception, your investment options in such plans may not be changed more than once each month.

                ii. This prohibition will not apply with respect to automatic reinvestments of dividends, income or interest received from the mutual fund.

                iii. This prohibition will not apply to purchases and sales of a mutual fund security that are made by a fund of funds in which an employee invests, as long as the employee's operating entity does not manage or sub-advise that fund of funds.

        Initial Public Offerings

        If you are an Investment Person (see Appendix VII) of any investment company that is an Advisory Client (a "Trust"), you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of the Compliance Committee.

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Definitions
Page 13

        For the purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

        Private Placements

        If you are an Investment Person of a Trust, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

        For the purposes hereof, "Private Placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

        If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

        Short-Term Trading Profits

        If you are an Investment Person, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

        You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

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                                    Reporting

        Use of Broker-Dealers

        You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

        Reporting of Transactions and Brokerage Accounts

        Each employee must report the employee's brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer, who maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer of PAD, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix IV hereto) to a Compliance Officer of PAD, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficiary Ownership.

        The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix IV. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Account Report within 10 days of the end of each calendar quarter.

        Initial and Annual Reports

        You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an employee and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

        Employees are not required to report Mutual Fund transactions or holdings held in the Allianz 401(k)/Retirement Plans or Deferred Compensation Plan or in similar benefit plans for immediate family.

        Disclaimer

        Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

Appendix VI
Definitions
Page 15

        Gifts

        You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with PAD directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

        Service as a Director

        You may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Executive Officer and the General Counsel of PAD. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

        Privacy Policy

        You must abide by the privacy policies that apply to the funds that PAD distributes and/or services (the "Allianz Privacy Policy") which is attached to this Code of Ethics as Appendix VIII. The Allianz Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer of Allianz or PAD or director of Allianz. You will be responsible for attesting to your compliance with the Allianz Privacy Policy in your Annual Certification of Compliance.

                                   COMPLIANCE

        Certificate of Receipt

        You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix V.

        Certificate of Compliance

        You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all

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Appendix VI
Definitions
Page 16

transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix VI.

        Remedial Actions

        If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                       Reports to Management and Trustees

        Reports of Material Remedial Action

        The members of PAD and the directors or trustees of each Fund which is an Advisory Client will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

        Annual Reports

        Management of PAD will report in writing annually to the members of PAD and the directors or trustees of each Trust which is an Advisory Client with regard to efforts to ensure compliance by the officers and employees of PAD with their fiduciary obligations to our Advisory Clients.

        The annual report will, at a minimum:

        1. Describe any issues arising under the Code of Ethics or procedures since the last report to the members or Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

        2. Certify that PAD has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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Definitions
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                                                                      Appendix I

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

Insider Trading Policy and Procedures

Section I. Policy Statement On Insider Trading

A.      Policy Statement on Insider Trading
Allianz Global Investors of America L.P. ("the Company") and its division or its subsidiaries, including, Pacific Investment Management Company LLC, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, PA CD Distributors LLC, PEA Capital LLC, ADAM Capital Management LLC and Alpha Vision Capital Management LLC (collectively, the Company or AGI Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an AGI Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

        (1) trading by an insider, while aware of material, non-public information; or

        (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

        (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

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Appendix VI
Definitions
Page 18

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

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Appendix VI
Definitions
Page 19

1.      To Whom Does This Policy Apply?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

        .       the Covered Person's spouse;
        .       the Covered Person's minor children;
        .       any other relatives living in the Covered Person's household;
        .       a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
        .       a trust as to which the Covered Person is a trustee;
        .       a revocable trust as to which the Covered Person is a settlor;
        .       a corporation of which the Covered Person is an officer,
                director or 10% or greater stockholder; or
        .       a partnership of which the Covered Person is a partner
                (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.      What is Material Information?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

        .       dividend or earnings expectations;
        .       write-downs or write-offs of assets;
        .       additions to reserves for bad debts or contingent liabilities;
        .       expansion or curtailment of company or major division
                operations;
        .       proposals or agreements involving a joint venture, merger, acquisition;
        .       divestiture, or leveraged buy-out;
        .       new products or services;
        .       exploratory, discovery or research developments;
        .       criminal indictments, civil litigation or government
                investigations;
        .       disputes with major suppliers or customers or significant
                changes in the relationships with such parties;
        .       labor disputes including strikes or lockouts;
        .       substantial changes in accounting methods;
        .       major litigation developments;
        .       major personnel changes;
        .       debt service or liquidity problems;
        .       bankruptcy or insolvency;
        .       extraordinary management developments;
        .       public offerings or private sales of debt or equity securities;
        .       calls, redemptions or purchases of a company's own stock;

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Appendix VI
Definitions
Page 20

        .       issuer tender offers; or
        .       recapitalizations.

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Appendix VI
Definitions
Page 21

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.      What is Non-public Information?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

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Definitions
Page 22

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of the Company may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an AGI Adviser, discloses material, non-public information to AGI Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an AGI Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an AGI Adviser ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an AGI Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

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Appendix VI
Definitions
Page 23

4.      Identifying Material Information

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of the Company;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an AGI Adviser; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of the Company.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.      Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

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Appendix VI
Definitions
Page 24

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

                                       24

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Appendix VI
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Page 25

Section II. Procedures to Implement the Policy Against Insider Trading
A. Procedures to Implement the Policy Against Insider Trading
The following procedures have been established to aid the officers, directors and employees of an AGI Adviser in avoiding insider trading, and to aid an AGI Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an AGI Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and Reporting Requirements

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by the Company.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

                                       25

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Appendix VI
Definitions
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B. Information Barrier Procedures
The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading
The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

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                                                                     Appendix II

                               PA DISTRIBUTORS LLC

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

(1)     Name of employee requesting authorization:   _______________________

(2)     If different from #1, name of the account
        where the trade will occur:                  _______________________

(3)     Relationship of (2) to (1):                  _______________________

(4)     Name of the firm at which the account
        is held:                                     _______________________

(5)     Name of Security:                            _______________________

(6)     Maximum number of shares or units to be
        purchased or sold or amount of bond:         _______________________

(7)     Check those that are applicable:

        ___ Purchase ___ Sale ___ Market Order ___ Limit Order (Price of Limit
        Order: _______)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                   COLUMN I        COLUMN II

(8)     Do you possess material nonpublic
        information regarding the security
        or the issuer of the security?/1/          ______ Yes      ______ No

(9)      To your knowledge, are the securities
        or "equivalent securities" subject to
        a pending buy or sell order on behalf
        of an Advisory Client of PAD?              ______ Yes      ______ No

(10)    To your knowledge, are there any
        outstanding purchase or sell orders for
        this security or any equivalent security
        by any Advisory Client of PAD?             ______ Yes      ______ No

(11)    To your knowledge, are the securities or
        equivalent securities being considered
        for purchase or sale for any Advisory
        Client of PAD?                             ______ Yes      ______ No

----------
/1/ Please note that officers and employees of PAD generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

                                       27

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                                                             Appendix II (cont.)

                                                   COLUMN I        COLUMN II

(12)    Are the securities being acquired
        in an initial public offering?             ______ Yes      ______ No

(13)    If you are an Investment Person,/2/ are
        the securities being acquired
        in a private placement?                    ______ Yes      ______ No

(14)    If you are an Investment Person,/2/ has
        any account you manage purchased or sold
        these securities or equivalent securities
        within the past seven calendar days or
        do you expect the account to purchase
        or sell these securities or equivalent
        securities within seven calendar days
        of your purchase or sale?                  ______ Yes      ______ No

        I have read the PA Distributors LLC Amended and Restated Code of Ethics dated January 1, 2005 within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


                                              ------------------------------
                                                   Employee Signature


                                              ------------------------------
                                                   Print Name


                                              ------------------------------
                                                   Date Submitted

Authorized by:
                -------------------

Date:
                -------------------

----------
/2/ Please see your Compliance Officer if you are not certain whether you are an Investment Person.

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                                                                    Appendix III

                               PA DISTRIBUTORS LLC

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

        In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)     Name of employee:                          _________________________

(2)     If different than #1, name of the person
        in whose name the account is held:         _________________________

(3)     Relationship of (2) to (1):                ________________________

(4)     Broker(s) at which Account is maintained:  _________________________

                                                   _________________________

                                                   _________________________

                                                   _________________________

(5)     Account Number(s):                         _________________________

                                                   _________________________

                                                   _________________________

                                                   _________________________

(6)     Telephone number(s) of Broker:             _________________________

                                                   _________________________

                                                   _________________________

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(7)     For each account, attach your most recent account statement listing
        Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

        Name of Security     Quantity      Value         Custodian

1.      __________________   ___________   ___________   ___________________

2.      __________________   ___________   ___________   ___________________

3.      __________________   ___________   ___________   ___________________

4.      __________________   ___________   ___________   ___________________

5.      __________________   ___________   ___________   ___________________

(Attach separate sheet if necessary)

        I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.


                                             ------------------------------
                                             Employee Signature


                                             ------------------------------
                                             Print Name

Dated:
       -----------------

                                       30

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Appendix VI
Definitions
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PA DISTRIBUTORS LLC                                                 APPENDIX IV

Personal Securities Transactions/Brokerage    Quarter Ended: _________
 Account Report

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

 ---------------------------------------------------------------------------
         Name       Broker       Account Number       Date Account Opened
 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

-----------------------------------------------------------------------------------------------------------------
  Security's Name*     Transaction Date       Buy or Sell?    No. of Shares  Price Per Share    Broker's Name
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

* Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the PAD Code of Ethics).

Print Name: _____________    Signature:_______________     Date:___________

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Appendix VI
Definitions
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Return to: Newton. B. Schott, Jr. - PA Distributors LLC, 2187 Atlantic Street,
           Stamford, CT 06902

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Appendix VI
Definitions
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                                                             Appendix IV (cont.)

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

        (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

        (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

        (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

        (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

        (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

        Notwithstanding the foregoing, none of the following transactions need be reported:

        (A) Transactions in securities which are direct obligations of the United States;

        (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

        (C)     Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities), including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sell). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.      Signature. Sign the form in the space provided.

10. Filing of Report. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                                             PA Distributors LLC
                                             ATTN:  Newton B. Schott, Jr.
                                             2187 Atlantic Street - 7th Floor
                                             Stamford, CT  06902

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Definitions
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                                                                      Appendix V

                               PA DISTRIBUTORS LLC

                          ACKNOWLEDGMENT CERTIFICATION
                                     for the
                                 Code of Ethics
                                     and the
                      Insider Trading Policy and Procedures

        I hereby certify that I have read and understand the PA Distributors LLC Amended and Restated Code of Ethics dated January 1, 2005 and the Allianz Insider Trading Policy and Procedures included therein (together, the "Code"). Pursuant to the Code, I recognize that I must disclose or report all personal holdings and securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred./1/ I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.

Date:
      --------------------------             ------------------------------
                                             Signature

                                             ------------------------------
                                             Print Name

----------
/1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                       34

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Appendix VI
Definitions
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                                                                     Appendix VI

                               PA DISTRIBUTORS LLC

                       ANNUAL CERTIFICATION OF COMPLIANCE

        I hereby certify that I have complied with the requirements of the PA Distributors LLC Amended and Restated Code of Ethics dated January 1, 2005 and the Allianz Insider Trading Policy and Procedures included therein (together, the "Code") for the year ended December 31, 200__.

        Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of the Code, including the Allianz Privacy Policy included therein. I further certify that I understand the amendments and new rules regarding PIMCO Mutual Funds and will adhere to the trading restrictions in the open-end registered funds that I own and will not engage in any excessive trading in any such funds in which I have invested.

        I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
      -------------------------                    -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Print Name

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Appendix VI
Definitions
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                                                                    Appendix VII

                                   DEFINITION

        For the purposes hereof, "Investment Person" means:

        (i) any employee of a Trust or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Trust or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund of such Trust, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

        (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) a Trust or investment adviser or sub-adviser and who obtains information concerning recommendations made to any Fund of such Trust regarding the purchase or sale of securities by any Fund of such Trust.

                                       36

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Appendix VI
Definitions
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                                                                   Appendix VIII

                            ALLIANZ GLOBAL INVESTORS

               Amended and Restated Privacy Policy and Procedures

                               Fixed Income Shares
                  PA Fund Management Sponsored Closed-End Funds
                               PIMCO Advisors VIT
                       PIMCO Funds: Multi-Manager Series/1/

The Funds/2/ consider customer privacy to be a fundamental aspect of their relationships with shareholders and are committed to maintaining the confidentiality, integrity and security of their current, prospective and former shareholders' personal information. To ensure their shareholders' privacy, the Funds have developed policies that are designed to protect this confidentiality, while allowing shareholder needs to be served.

Obtaining Personal Information

In the course of providing shareholders with products and services, the Funds and certain services providers to the Funds, such as the Funds' investment advisers ("Advisers"), may obtain non-public personal information about shareholders, which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from shareholder transactions, from a shareholder's brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on the Funds' internet web sites.

Respecting Your Privacy

As a matter of policy, the Funds do not disclose any personal or account information provided by shareholders or gathered by the Funds to non-affiliated third parties, except as required or permitted by law or as necessary for such third parties to perform their agreements with respect to the Funds. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on shareholder satisfaction and gathering shareholder proxies. A Fund's Distributor may also retain non-affiliated companies to market the Trust's shares or products which use the Trust's shares. These companies may have access to a shareholder's personal and account information, but are permitted to use this information solely to provide the specific service or as otherwise permitted by law. In most cases, the shareholders will be clients of a third party, but the Funds may also provide a shareholder's personal and account information to the shareholder's respective brokerage or financial advisory firm.

----------
/1/ The listed entities which are open-end investment companies are known as the "Trusts" and the listed entities which are closed-end investment companies are known as the "Closed-End Funds." The Trusts' respective series and the Closed-End Funds are collectively known as "Funds."

/2/ When distributing this Policy, the Funds may combine the distribution with any similar distribution of its Adviser's privacy policy. The distributed, combined, policy may be written in the first person (i.e. by using "we" instead of "the Funds").

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Definitions
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Sharing Information with Third Parties

The Funds reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where the Funds believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect their rights or property or upon reasonable request by any Fund in which a shareholder has chosen to invest. In addition, the Funds may disclose information about a shareholder's accounts to a non-affiliated third party upon the request of the shareholder.

Sharing Information with Affiliates

The Funds may share shareholder information with their affiliates in connection with servicing their shareholders' accounts or to provide shareholders with information about products and services that the Funds or their Advisers, principal underwriters or their affiliates ("Service Affiliates") believe may be of interest to such shareholders. The information that the Funds share may include, for example, a shareholder's participation in one of the Funds or in other investment programs sponsored by a Service Affiliate, a shareholder's ownership of certain types of accounts (such as IRAs), or other data about a shareholder's accounts. The Funds' Service Affiliates, in turn, are not permitted to share shareholder information with non-affiliated entities, except as required or permitted by law.

Procedures to Safeguard Private Information

The Funds take seriously the obligation to safeguard shareholder non-public personal information. In addition to this policy, the Funds have also implemented procedures that are designed to restrict access to a shareholder's non-public personal information only to internal personnel who need to know that information in order to provide products or services to such shareholders. In order to guard a shareholder's non-public personal information, physical, electronic and procedural safeguards are in place.

                                       38

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Appendix VI
Definitions
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                                 Privacy Policy

                PIMCO Funds: Pacific Investment Management Series
                         PIMCO Variable Insurance Trust
                PIMCO Commercial Mortgage Securities Trust, Inc.
                  PIMCO Strategic Global Government Fund, Inc.

The Funds/3/ consider customer privacy to be a fundamental aspect of their relationships with shareholders and are committed to maintaining the confidentiality, integrity and security of their current, prospective and former shareholders' personal information. To ensure their shareholders' privacy, the Funds have developed policies that are designed to protect this confidentiality, while allowing shareholder needs to be served.

Obtaining Personal Information

In the course of providing shareholders with products and services, the Funds and certain services providers to the Funds, such as the Funds' investment advisers ("Advisers"), may obtain non-public personal information about shareholders, which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from shareholder transactions, from a shareholder's brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on the Funds' internet web sites.

Respecting Your Privacy

As a matter of policy, the Funds do not disclose any personal or account information provided by shareholders or gathered by the Funds to non-affiliated third parties, except as required or permitted by law or as necessary for such third parties to perform their agreements with respect to the Funds. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on shareholder satisfaction and gathering shareholder proxies. A Fund's Distributor may also retain non-affiliated companies to market the Trust's shares or products which use the Trust's shares. These companies may have access to a shareholder's personal and account information, but are permitted to use this information solely to provide the specific service or as otherwise permitted by law. In most cases, the shareholders will be clients of a third party, but the Funds may also provide a shareholder's personal and account information to the shareholder's respective brokerage or financial advisory firm.

Sharing Information with Third Parties

----------
/3/ When distributing this Policy, the Funds may combine the distribution with any similar distribution of its Adviser's privacy policy. The distributed, combined, policy may be written in the first person (i.e. by using "we" instead of "the Funds").

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Appendix VI
Definitions
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The Funds reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where the Funds believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect their rights or property or upon reasonable request by any Fund in which a shareholder has chosen to invest. In addition, the Funds may disclose information about a shareholder's accounts to a non-affiliated third party upon the request of the shareholder.

Sharing Information with Affiliates

The Funds may share shareholder information with their affiliates in connection with servicing their shareholders' accounts or to provide shareholders with information about products and services that the Funds or their Advisers, principal underwriters or their affiliates ("Service Affiliates") believe may be of interest to such shareholders. The information that the Funds share may include, for example, a shareholder's participation in one of the Funds or in other investment programs sponsored by a Service Affiliate, a shareholder's ownership of certain types of accounts (such as IRAs), or other data about a shareholder's accounts. The Funds' Service Affiliates, in turn, are not permitted to share shareholder information with non-affiliated entities, except as required or permitted by law.

Procedures to Safeguard Private Information

The Funds take seriously the obligation to safeguard shareholder non-public personal information. In addition to this policy, the Funds have also implemented procedures that are designed to restrict access to a shareholder's non-public personal information only to internal personnel who need to know that information in order to provide products or services to such shareholders. In order to guard a shareholder's non-public personal information, physical, electronic and procedural safeguards are in place.

The foregoing Policies and/or Procedures were approved and adopted by the Board of Trustees/Directors of PIMCO Funds: Pacific Investment Management Series, PIMCO Commercial Mortgage Securities Trust, Inc. and PIMCO Variable Insurance Trust, including a majority of the Independent Trustees/Directors, at a meeting held on September 29, 2004, and to become effective by October 5, 2004.

                                       40